UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Oportun Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On July 7, 2025, Oportun Financial Corporation sent the following letter to its employees:

To: All Oportun Employees

From: Raul Vazquez

Re: Important Update On Our Upcoming Annual Meeting

Team –

Many of you have been asking how you can continue to help Oportun as we navigate the proxy contest in connection with this year’s Annual Meeting of Stockholders, which will be held virtually at 8:00 a.m. PT on Friday, July 18, 2025.

The best way to help is to remain focused on serving our members and executing our three strategic priorities — improving credit outcomes, strengthening business economics and identifying high-quality originations. I know this proxy contest has created distractions, but I’m grateful for your continued dedication to Oportun. Your steadfast commitment to delivering responsible financial services has made us the innovative, mission-focused company we are today. Thanks to your hard work, I am confident that Oportun can continue to thrive.

The other way to help, if you are an Oportun stockholder, is by voting ahead of the Annual Meeting. This year, your vote is more important than ever and will impact the future of our company, our members and your investment.

Every vote is important — regardless of how many shares you own. If you are a stockholder and haven’t voted yet, we urge you to vote “FOR” ONLY Oportun’s two nominees — Carlos Minetti and myself — using the GREEN proxy card TODAY. Please be sure to vote with respect to each account in which you hold shares.

For more information on how to vote, please visit VoteForOportun.com/how-to-vote. You may also call our proxy solicitor for assistance: Innisfree M&A Incorporated, (877) 800-5195 (toll-free from the U.S. and Canada).

Thank you for your continued support and dedication.

Sincerely,

Raul

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements.” These forward-looking statements are subject to the safe harbor provisions under applicable federal securities laws. All statements other than statements of historical fact contained in this communication, including statements as to our future performance and progress, are forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include those risks described in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.